Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-53291, 333-101993, 333-112990, 333-124294, 333-129929, 333-139019, 333-139020, 333-149046, 333-156364, 333-163705, 333-163707, 333-172775, 333-177770, 333-177771, 333-183240, 333-183240, 333-184756, 333-192161, 333-199917, 333-209383, and 333-209384) on Form S-8 and the Registration Statement on Form S-3 (No. 333-198180) of Mercury Systems, Inc. of our report dated March 22, 2016 relating to the financial statements of Microsemi LLC – RF Integrated Solutions and its subsidiaries, which appears in this Current Report on Form 8-K of Mercury Systems, Inc.

/s/ PricewaterhouseCoopers LLP

Irvine, California

April 4, 2016